UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): April 1, 2019

ENB Financial Corp

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-53297	51-0661129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 E. Main St., Ephrata, PA	_17522-0457
(Address of principal executive offices)	(Zip Code)

(717) 733-4181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2019, Paul M. Zimmerman, Jr., a Class A Director of ENB Financial Corp (the “Corporation”) and director of Ephrata National Bank (the “Bank”), the Corporation’s wholly-owned subsidiary, announced that he would not be standing for reelection as a Class A Director at the 2019 Annual Meeting of Shareholders and will cease serving on the Boards of the Corporation and Bank as of the Annual Meeting. Mr. Zimmerman has served as a member of the Corporation’s and the Bank’s Boards of Directors since 1999.

Mr. Zimmerman’s decision not to stand for reelection was not the result of any disagreement with the Corporation or the Bank on any matter relating to their operations, policies or practices.

On April 1, 2019, Barry E. Miller, Senior Vice President, Chief Operating Officer of the Bank, announced his retirement effective the close of business on October 4, 2019.

Mr. Miller’s decision to retire was not the result of any disagreement with the Corporation or the Bank on any matter relating to their operations, policies or practices.

Item 8.01	Other Events

On April 2, 2019, the Corporation announced that its common stock began trading on the OTCQX marketplace under the symbol “ENBP”.

A copy of the press release regarding this event is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated as of April 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: April 3, 2019	/s/ Scott E. Lied
Scott E. Lied
Treasurer
(Principal Financial Officer)